Exhibit 5.1

January 4, 2022
Centene Corporation
7700 Forsyth Blvd.
St. Louis, Missouri 63105

Re:	Centene Corporation Registration Statement on Form S-8

Ladies and Gentlemen:

This opinion is furnished in connection with the Registration Statement on Form S-8 (the “Registration Statement”) of Centene Corporation, a Delaware corporation (the “Company”), to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration of 3,702,095 shares of common stock, par value $0.001 per share (the “Shares”), of the Company that may be issued, or reserved for issuance, under the Centene Corporation 2012 Stock Incentive Plan, as amended (the “Centene Plan”), the Magellan Health, Inc. 2016 Management Incentive Plan (the “2016 Plan”) and the Magellan Health Services, Inc. 2011 Management Incentive Plan (the “2011 Plan” and, together with the Centene Plan and the 2016 Plan, the “Plans”).

I have examined the Registration Statement and such other documents and records of the Company as I have deemed relevant and necessary for purposes of rendering the opinions set forth below. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents. I have also assumed that there are no agreements or understandings between or among the Company and any participants in the Plans that would expand, modify or otherwise affect the terms of the Plans or the respective rights or obligations of the participants thereunder. Finally, I have assumed the accuracy of all information provided to me by the Company during the course of my investigation, on which I have relied in issuing the opinion expressed below.

My opinion below is qualified to the extent that it may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws relating to or affecting the rights or remedies of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of materiality, good faith, reasonableness and fair dealing, and (iv) general equitable principles. Furthermore, I express no opinion as to the availability of any equitable or specific remedy upon any breach of the Plans, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defenses may be subject to the discretion of a court. I express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the General Corporation Law of the State of Delaware. I also express no opinion herein with respect to compliance by the Company with securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. In addition, I express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

Based upon the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein and in reliance on the statements of fact contained in the documents that I have examined, I am of the opinion that the Shares have been duly authorized for issuance and, when issued and sold in accordance with the terms set forth in the Plans, and when the Registration Statement has become effective under the Securities Act, will be validly issued, fully paid and non-assessable.

This opinion has been prepared for your use solely in connection with the filing of the Registration Statement on or about January 4, 2022, and may not be relied upon for any other purpose without my prior written consent. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and I disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of my name therein and in the related prospectus. In giving such consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very Truly Yours,

/s/ Christopher A. Koster
Christopher A. Koster
Executive Vice President, General
Counsel and Secretary